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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Informatica Corporation for the registration of 49,543 shares of its common stock and to the use of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Informatica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP

Palo Alto, California
August 3, 2001